Exhibit 21.1

SUBSIDIARY	JURISDICTION OF INCORPORATION	OWNERSHIP INTEREST
Banco Industrial, S. A.	Republic of Guatemala	97.95%
Westrust Bank (International) Limited	Commonwealth of The Bahamas	100.00%
Banco del País, S. A.	Republic of Honduras	90.44%
Banco Industrial de El Salvador, S. A.	Republic of El Salvador	92.00%
Financiera Industrial, S. A.	Republic of Guatemala	100.00%
BI-Bank, S.A.	Republic of Panama	100.00%
Mercado de Transacciones, S. A.	Republic of Guatemala	100.00%
Almacenadora Integrada, S. A.	Republic of Guatemala	100.00%
Almacenes Generales, S. A.	Republic of Guatemala	100.00%
Seguros El Roble, S. A.	Republic of Guatemala	100.00%
Fianzas El Roble, S. A.	Republic of Guatemala	100.00%
Seguros del País, S. A.	Republic of Honduras	100.00%
Computación Empresarial BRL, S. A.	Republic of Guatemala	100.00%
Implementación de Negocios, S. A. de C. V.	Republic of El Salvador	100.00%
La Interamericana de Ajustes, S.A.	Republic of Guatemala	100.00%
Caribbean Corporation, S.A.	Republic of Guatemala	100.00%
Agencia de Seguros y Fianzas, Contratos de Seguros y Fianzas, S.A.	Republic of Guatemala	100.00%
Agencia de Seguros y Fianzas Innovadores, S. A.	Republic of Guatemala	100.00%
Nilheim Properties, Inc.	Republic of Panama	100.00%
Nayo Finance, Ltd.	British Virgin Islands	100.00%
Data Centro, S.A.	Republic of Guatemala	100.00%
Corporación T, S.A.	Republic of Guatemala	100.00%
Corporación T Honduras, S.A.	Republic of Honduras	100.00%
Corporación T, S.A. de C.V.	Republic of El Salvador	100.00%
Servicios Jurídicos, S.A.	Republic of Guatemala	100.00%
Q, S.A.	Republic of Guatemala	100.00%
Leasing Solution, S.A.	Republic of Guatemala	100.00%
Consolidación Integrada, S.A.	Republic of Guatemala	100.00%
Desarrollo Provincial, S.A.	Republic of Panama	100.00%
Negocios Corporativos B&R, S.A.	Republic of Guatemala	100.00%
Servicios Contables y Mercantiles de Guatemala, S.A.	Republic of Guatemala	100.00%
Representaciones Excelsior, S.A.	Republic of Guatemala	100.00%
Sistecnica, S.A.	Republic of Guatemala	100.00%
Proyectos Estratégicos e Innovadores, S.A.	Republic of Guatemala	100.00%
Inversiones y Servicios Hércules, S.A.	Republic of Guatemala	100.00%
Global Equity Finance Co.	Republic of Panama	100.00%
Desarrollos Inmobiliarios Innovadores, S.A.	Republic of Guatemala	100.00%
Summer Island, Corp.	Republic of Panama	100.00%
Multi Advantages, Corp.	Republic of Panama	100.00%
Centro de Negocios, S.A.	Republic of Guatemala	100.00%
Corporación B, S.A.	Republic of Guatemala	100.00%

SUBSIDIARY	JURISDICTION OF INCORPORATION	OWNERSHIP INTEREST
Operaciones de Consumo, S.A.	Republic of Guatemala	100.00%
Fondo Dorado de Inversiones, S.A.	Republic of Guatemala	100.00%
Vairo Limited	Commonwealth of The Bahamas	100.00%
Rapi-Enbio, LLC	United States of America	100.00%
Guatefacturas, S.A.	Republic of Guatemala	70.00%
Inversiones Portoviejo, S.A.	Republic of Guatemala	70.00%
Coplaza, S.A.	Republic of Guatemala	70.00%
Felton Commercial, S.A.	Republic of Panama	70.00%
Arvin Business Corp.	Republic of Panama	70.00%
Life Tec, Corp.	Republic of Panama	100.00%
Atención BI, S.A.	Republic of Guatemala	100.00%
Coraline Capital, Inc.	Republic of Panama	100.00%
Contecnica, S.A.	Republic of Guatemala	100.00%
Fideicomiso de Activos Excluidos de Banco de Comercio	Republic of Guatemala	100.00%
Guate Activos, S.A	Republic of Guatemala	100.00%
Guate Inmuebles y Servicios Hospitalarios	Republic of Guatemala	100.00%
Guate Bienes Salud, S.A	Republic of Guatemala	100.00%
Inversiones Regionales Corporativas de Occidente, S.A.	Republic of Guatemala	100.00%
Operaciones de Consumo, S.A. (Panamá)	Republic of Panama	100.00%
Operaciones de Consumo, S.A. de C.V. (El Salvador)	Republic of El Salvador	100.00%
Bipractico, S.A.	Republic of Guatemala	100.00%
Per Properties, Inc.	Republic of Panama	100.00%
Servicios Médicos y Hospitalarios Centroamericanos, S.A.	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Las Américas, S.A.	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Ciudad Vieja, S.A.	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Novicentro, S.A.	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Cedros del Libano, S.A.	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Eskala, S.A.	Republic of Guatemala	100.00%
Human Smart, S.A	Republic of Guatemala	100.00%
Spheric Network, S.A	Republic of Panama	100.00%
Salud Siempre, S.A	Republic of Guatemala	100.00%
Servicios Médicos y Hospitalarios Los Altos, S.A	Republic of Guatemala	100.00%
Drogueria Sermesa, S.A.	Republic of Guatemala	100.00%
Traslados Hospitalarios, S.A.	Republic of Guatemala	100.00%
Guate Urgencias, S.A.	Republic of Guatemala	100.00%
Rescate Médico, S.A.	Republic of Guatemala	100.00%
Caixamite International, Inc.	Republic of Panama	100.00%